FIRST AMENDMENT TO WARRANTS

WHEREAS, **FOMO WORLDWIDE, INC. pka FOMO CORP.**, a California corporation (the "Company"), and **GS Capital Partners, LLC** (the "Holder") have previously entered into the following warrants ("Warrant or Warrants"):

(i) February 10, 2021, initially exercisable for 25,000,000 shares of Common Stock.
(ii) May 26, 2021, initially exercisable for 150,757,816 shares of Common Stock.
(iii) October 19, 2021, initially exercisable for 216,666,667 shares of Common Stock
(iv) January 14, 2022, initially exercisable for 110,000,000 shares of Common Stock
(v) April 5, 2022, initially exercisable for 55,000,000 shares of Common Stock

WHEREAS the parties desire to extend the Maturity Date (as defined in each Warrant) until May 30, 2026.

NOW THEREFORE, the parties agree as follows:

1. The Maturity Date (as originally defined in each Warrant, or if not defined, shall mean the day that such warrant expires) shall mean May 30, 2026, and no Warrant shall terminate prior to May 30, 2026
2. The Exercise Price (as defined in each warrant or if not defined shall mean the purchase price share of each security that warrant can be exercise for) shall be equal to $0.0005.
3. All other terms of each Warrant not modified by the terms of this Agreement shall remain in full force and effect.
4. This amendment shall be governed and construed by the laws of the underlying Warrant.

IN WITNESS WHEREOF, this Agreement has been executed effective May 30,2023.

"Company":

FOMO WORLDWIDE, INC. pka FOMO CORP.

By: ______________________________
Its: CEO
Print Name: Vikram Grover

"Holder":

GS CAPITAL PARTNERS, LLC

By: ______________________________
Its: Managing Member
Print Name: Gabe Sayegh, Manager